UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	July 21, 2010

MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)

(414) 347-6480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On July 21, 2010, the Board of Directors (the “Board”) of MGIC Investment Corporation (the “Company”) elected Dr. Mark Zandi to the Board of Directors and appointed him to the Board’s Risk Management Committee.  Dr. Zandi is chief economist of Moody’s Analytics, Inc., where he directs economic research and consulting.  Moody’s Analytics is a subsidiary of Moody’s Corporation. Dr. Zandi's compensation, including the compensation plans that he is eligible to participate in, is described in the proxy statement for the Company's 2010 Annual Meeting of Shareholders under the caption "Compensation of Directors."  On July 21, 2010, Dr. Zandi was, under the MGIC Investment Corporation Deferred Compensation Plan for Non-Employee Directors, awarded a grant of 6,865.1276 share units, representing his pro rata share of an annual grant made to each of the Company's non-management directors.  This plan and the share units are described  in the proxy statement for the Company's 2010 Annual Meeting of Shareholders under the caption "Compensation of Directors - Deferred Compensation Plan and Annual Grant of Share Units."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: July 27, 2010	By:	/s/ Timothy J. Mattke
Timothy J. Mattke
Vice President and Controller